Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated July 13, 2020, except for the Notes 14 and 18, as to which the date is December 7, 2020, with respect to the consolidated financial statements of Bon Natural Life Limited as of September 30, 2019 and 2018, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York
December 7, 2020